SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2006

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information in this item (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and 9.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act. On May 3, 2006, Bluegreen Corporation issued a press release announcing its financial results for the three months ended March 31, 2006. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition to financial results determined in accordance with generally accepted accounting principles ("GAAP"), the press release also contains financial information determined by methods other than in accordance with GAAP. The Company's management uses these non-GAAP measures in their analysis of the Company's performance. These non-GAAP measures adjust GAAP income before cumulative effect of change in accounting principle to exclude the impact of the adoption SFAS No. 152 Accounting for Real Estate Time-Sharing Transactions and SFAS No. 123R Share-Based Payment. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful measures of evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Item 9.01 Financial Statements and Exhibits

(d) Press Release dated May 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2006 By: /S/ ANTHONY M. PULEO

Anthony M. Puleo

Senior Vice President,

Chief Financial Officer and

Treasurer

EXHIBIT INDEX

99.1 Press Release dated May 3, 2006